                         MANAGEMENT CONSULTING AGREEMENT


     THIS MANAGEMENT CONSULTING AGREEMENT ("Agreement"), is executed as of the 27th day of February, 1997, by and between TJC MANAGEMENT CORPORATION, a Delaware corporation (the "Consultant"), and GFSI HOLDINGS, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Consultant has and/or has access to personnel who are highly skilled in the field of rendering advice to business concerns such as the Company; and

     WHEREAS, the Company desires to retain the Consultant to provide business and financial advice to the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     1. The Company hereby retains the Consultant, through the Consultant's own personnel or through personnel available to the Consultant, to render consulting services from time to time to the Company and its subsidiaries (whether now existing or hereafter acquired) in connection with their financial and business affairs, their relationships with their lenders, stockholders and other third-party associates or affiliates and the expansion of their businesses. The term of this Agreement shall commence on the date hereof and continue until February 28, 2007 unless extended, or sooner terminated, as provided in Section 5 below. The Consultant's personnel shall be reasonably available to the Company's managers, auditors and other personnel for consultation and advice, subject to the Consultant's reasonable convenience and scheduling. Services may be rendered at the Consultant's offices or at such other locations selected by the Consultant as the Company and the Consultant shall from time to time agree.

     2. During the term of this Agreement, the Company shall pay the Consultant:

(i) an annual fee equal to, (x) during the first two (2) years of this Agreement, $500,000, (y) during the third, fourth and fifth years of this Agreement, the greater of $500,000 or one and one-half percent (1.5%) of the Company's earnings before extraordinary income or losses, interest expense, interest income, other non-operating income and expense, income taxes, and transaction-related amortization for the preceding fiscal year ("EBITA"), but in no event more than $750,000 in any year, and (z) after the fifth anniversary of this Agreement, the greater of $500,000 or one and one-half percent (1.5%) of the

      Company's EBITA, but in no event more than $1,000,000 in any year, with such fee being payable in quarterly installments each year commencing on March 31, 1997;

(ii) an investment banking and sponsorship fee of up to two percent (2%) of the aggregate consideration paid (including noncompetition and similar payments) by the Company and/or its subsidiaries in connection with the acquisition by the Company and/or its subsidiaries of all or substantially all of the outstanding capital stock, warrants, options or other rights to acquire capital stock, or all or substantially all of the assets of another individual, corporation, partnership or other business entity; and

(iii) a financial consulting fee not to exceed one percent (1%) of the amount of money obtained or made available pursuant to any financing (including, without limitation, any refinancing) by the Company with the assistance of the Consultant;

provided, however, if in connection with any transaction the Consultant has earned a fee under clause (ii) above, the Consultant shall not be entitled to a fee under clause (iii) for the same transaction. All fees and expenses payable under clauses (ii) and (iii) above shall be subject to the approval of the Company's Board of Directors. Notwithstanding the foregoing to the contrary, the Company shall pay the Consultant a fee under clauses (ii) and (iii) above in the aggregate amount of $3,250,000 in connection with the acquisition of all the capital stock of Winning Ways, Inc., a Missouri corporation, such amount to be paid to the Consultant on the date hereof.

     3. Reasonable out-of-pocket expenses incurred by the Consultant and its personnel in performing services hereunder to the Company and its subsidiaries shall be promptly reimbursed to it by the Company upon the Consultant's rendering of a statement therefor, together with such supporting data as the Company shall reasonably require.

     4. Notwithstanding the foregoing, the Company shall not be required to pay the fees under Section 2 (without limiting the fees, reimbursements and payments provided under Sections 3, 8 and 9 of this Agreement which shall be due and payable in all events) (a) if and to the extent expressly prohibited by the provisions of any credit, stock, financing or other agreements or instruments binding upon the Company, its subsidiaries or properties, (b) if the Company has not paid interest on any interest payment date or has postponed or not made any principal payments with respect to any of its indebtedness on any scheduled payment dates, or (c) if the Company has not paid dividends on any dividend payment date as set forth in its certificate of incorporation (unless such


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

dividends are accrued) or as declared by its Board of Directors, or has postponed or not made any redemptions on any redemption date as set forth in its certificate of incorporation or any certificate of designation with respect to its preferred stock, if any. Any payments otherwise owed hereunder, which are not made for any of the above-mentioned reasons, shall not be cancelled but rather shall accrue, and shall be payable by the Company promptly when, and to the extent that, the Company is no longer prohibited from making such payments, the Company has become current with respect to such principal or interest payments, the Company has become current with respect to such dividends and has made such redemptions with respect to such preferred stock, if any. Any payment required hereunder which is not paid when due shall bear interest at the rate of six percent (6.0%) per annum.

     5. This Agreement shall be automatically renewed for successive one-year terms unless either party hereto, within sixty (60) days prior to the scheduled renewal date, notifies the other party as to its election to terminate this Agreement. Notwithstanding the foregoing, this Agreement may be terminated by not less than ninety (90) days' prior written notice from the Company to the Consultant at any time after (i) substantially all of the stock or substantially all of the assets of the Company or all of its subsidiaries are sold, or (ii) the Company is merged or consolidated into another entity unaffiliated with the Consultant and/or a majority of the Company's stockholders immediately prior to such merger and the Company is not the survivor of such transaction.

     6. The Consultant shall have no liability to the Company on account of (i) any advice which it renders to the Company, provided the Consultant believed in good faith that such advice was useful or beneficial to the Company at the time it was rendered, (ii) the Consultant's inability to obtain financing or achieve other results desired by the Company or the Consultant's failure to render services to the Company at any particular time or from time to time, or (iii) the failure of any acquisition to meet the financial, operating or other expectations of the Company.

     7. Notwithstanding anything contained in this Agreement to the contrary, the Company agrees and acknowledges that the Consultant and its shareholders, employees, directors and affiliates intend to engage and participate in acquisitions and business transactions outside the scope of the relationship created by this Agreement and neither the Consultant nor any of its shareholders, employees, directors or affiliates shall be under any obligation whatsoever to make such acquisitions or business transactions through the Company or offer such acquisitions or business transactions to the Company.


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

     8. The Company will, to the fullest extent permitted by applicable law, indemnify and hold harmless the Consultant, its affiliates and associates, and each of the respective owners, partners, officers, directors, employees and agents of each of the foregoing, from and against any loss, liability, damage, claim or expenses (including the fees and expenses of counsel) (collectively "Damages") arising as a result of or in connection with this Agreement, the Consultant's services hereunder or other activities on behalf of the Company and its subsidiaries, unless such Damages resulted from Consultant's lack of good faith at the time it rendered any advice to the Company.

     9. a. This Agreement sets forth the entire understanding of the parties with respect to the Consultant's rendering of services to the Company. This Agreement may not be modified, waived, terminated or amended except expressly by an instrument in writing signed by the Consultant and the Company.

          b. This Agreement may not be assigned by either party without the consent of the other party, but shall be binding upon and inure to the benefit of the parties and their respective successors and assigns upon such permitted assignment.

          c. In the event that any provision of this Agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

          d. Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereinafter specify by written notice to the other party.

          e. No waiver by either party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

          f. The Consultant and its personnel shall, for purposes of this Agreement, be independent contractors with respect to the Company.

          g. This Agreement shall be governed by the internal laws (and not the law of conflicts) of the state of New York.


                            (Signatures on next page)


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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        CONSULTANT:

                                        TJC MANAGEMENT CORPORATION, a Delaware
                                        corporation


                                        By: /s/ David W. Zalaznick
                                           -------------------------------------
                                            David W. Zalaznick
                                            President


                                        COMPANY:

                                        GFSI HOLDINGS, INC., a Delaware
                                        corporation


                                        By: /s/ A. Richard Caputo, Jr.
                                           -------------------------------------
                                            A. Richard Caputo, Jr.
                                            Vice President



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